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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

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
      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      / /        Definitive Proxy Statement
      /X/        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or Rule
                 14a-12

                                                      EZENIA!
                                       INC.
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                 (Name of Registrant as Specified In Its Charter)

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                    (Name of Person(s) Filing Proxy Statement,
                           if other than the Registrant)
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Payment of Filing Fee (Check the appropriate box):

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
/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
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           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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           (4)  Proposed maximum aggregate value of transaction:
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           (5)  Total fee paid:
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/ /        Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
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           (2)  Form, Schedule or Registration Statement No.:
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           (3)  Filing Party:
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           (4)  Date Filed:
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                                  EZENIA! INC.
                             154 MIDDLESEX TURNPIKE
                        BURLINGTON, MASSACHUSETTS 01803

                            ------------------------

                       SUPPLEMENT TO PROXY STATEMENT FOR
                        SPECIAL MEETING OF SHAREHOLDERS

                            ------------------------

    The following information supplements, and should be read in conjunction with, the proxy statement of Ezenia! Inc. which was filed with the Securities and Exchange Commission on September 9, 2002 and which was first mailed to our shareholders on or about September 12, 2002. Copies of this supplement to proxy statement were first mailed to our shareholders on or about October 7, 2002.
                            ------------------------

           PROPOSAL: THE SALE OF THE MCU PATENT PORTFOLIO TO TANDBERG

    In the proxy statement, we asked our shareholders to consider and vote upon a proposal to sell all of our patents and patent applications, and certain related assets, relating to our multipoint videoconferencing business, pursuant to an asset purchase agreement, dated as of August 1, 2002, between Ezenia! and Tandberg Telecom AS. On October 3, 2002, we and Tandberg amended the asset purchase agreement in order to update information regarding two previously abandoned foreign patent applications that were to be included in the sale, and agreed to make efforts to revive these applications. The amendment also contains an agreement by Tandberg to be bound by the same limitations on the ability to sue for patent infringement as are applicable to us under our June 2000 settlement agreement with Accord Networks, Inc. and Accord Networks Ltd. In connection with the amendment resolving these issues, we have agreed to reduce the aggregate purchase price by $100,000.

    Additionally, we advise you that, on October 1, 2002, we received from a third-party an unsolicited expression of interest in purchasing our MCU patent portfolio for $6 million on terms similar to the terms of the transaction that we have entered into with Tandberg, but subject to negotiation of definitive agreements. The proposal also contemplated an acquisition of the technical support and services portion of our MCU business for $2 million. This portion of our MCU business is not among the assets to be sold to Tandberg, although we are contemplating selling it to interested parties and would not be restricted from doing so under our agreement with Tandberg. For the reasons discussed below, our board of directors elected not to pursue the third-party proposal, and we note that, pursuant to its terms, our required disclosure of this proposal has caused it to terminate.

                       RECOMMENDATION OF EZENIA!'S BOARD

    Ezenia!'s board of directors has reviewed the terms of our proposed sale of the MCU patent portfolio to Tandberg in light of the unsolicited third-party expression of interest and has unanimously reaffirmed its recommendation that our shareholders vote FOR the proposed sale to Tandberg.

    In reaching this decision, the board of directors considered additional positive and negative factors relating to the proposed transaction, including:

    - That the unsolicited expression of interest offered a higher price for the MCU patent portfolio and included a proposal to purchase the technical support and services portion of our MCU business;

    - That we have entered into definitive agreements with Tandberg, have prepared and mailed proxy materials to our shareholders and are within weeks of closing the proposed transaction, subject to shareholder approval, which we expect to provide us with cash that will enable us to continue to fund our operations;

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    - That the alternative proposal would require us to negotiate mutually acceptable agreements under circumstances in which we would have no assurances that we could enter into satisfactory agreements, prepare new proxy materials and commence a new proxy solicitation period, all of which would cause us to incur additional expenses and risk of delay or failure to close;

    - That by pursuing the alternative proposal we would risk being sued by Tandberg in connection with our negotiation with the third party that submitted the expression of interest and our attempt to terminate our obligations under the asset purchase agreement, which could be costly and uncertain as to outcome, would distract management from its operation of our business, and might prevent us from consummating a transaction with the third party who submitted the unsolicited expression of interest; and

    - That selling the MCU patent portfolio to Tandberg does not restrict us from selling the technical support and services portion of our MCU business, which is an opportunity that we are currently exploring with interested third parties.

    The board of directors believes that, overall, the benefits associated with the alternative proposal are outweighed by the risks of pursuing that proposal and the benefits of closing our agreement to sell our MCU patent portfolio to Tandberg.

    ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE SALE OF THE MCU PATENT PORTFOLIO TO TANDBERG PURSUANT TO THE ASSET PURCHASE AGREEMENT, AS AMENDED.

                            POSTPONEMENT OF MEETING

    In order to permit our shareholders additional time to consider our proposed sale of the MCU patent portfolio to Tandberg, we are postponing the special meeting of shareholders originally scheduled to be held on October 21, 2002. The special meeting of shareholders is now scheduled to be held on Monday, October 28, 2002, at 10:00 a.m., EST, at the offices of Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts 02110.

                               VOTING PROCEDURES

    As set forth in the proxy statement, shareholders of record as of the close of business on September 3, 2002 can vote their shares (1) by mailing their signed proxy card, (2) via a toll-free telephone call from the U.S. or Canada,
(3) via the Internet or (4) in person at the special meeting. Specific instructions to be followed by any registered shareholder interested in voting via telephone or the Internet are set forth on the proxy card that was enclosed with the proxy statement.

    Shares represented by duly executed proxies received by us prior to the special meeting will be voted as instructed in the proxy on each matter submitted to the vote of shareholders. If any duly-executed proxy is returned without voting instructions with respect to one or more proposal, the persons named as proxies thereon intend to vote all shares represented by such proxy FOR each such proposal and at their discretion with respect to any other proposals that may properly come before the special meeting.

    Any shareholder may revoke a proxy at any time prior to its exercise (1) by delivering a later-dated proxy, (2) by making an authorized telephone or Internet communication on a later date in accordance with the instructions on the proxy card enclosed with the proxy statement, (3) by written notice of revocation to the secretary of Ezenia! at our address set forth above or (4) by voting in person at the special meeting. If a shareholder does not intend to attend the special meeting, any written proxy or notice should be returned to us, and any telephonic or Internet vote should be made, not later than the close of business on Friday, October 25, 2002.

    If you require an additional proxy card, please contact our Investor Relations Manager at 154 Middlesex Turnpike, Burlington, Massachusetts 01803, or by telephone at 781-505-2100.

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